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                                                                EXHIBIT 99.1

                               FIRST AMENDMENT TO
                               ------------------
                                 LOAN AGREEMENT
                                 --------------

          THIS FIRST AMENDMENT TO LINE OF CREDIT LOAN AGREEMENT, dated as of February 22, 1995 (the "Amendment"), is entered into by and between METROPOLITAN FINANCIAL CORP., an Ohio Corporation (the "Borrower"), and The HUNTINGTON NATIONAL BANK (the "Bank").

                                   WITNESSETH
                                   ----------

          WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated February 22, 1995 (the "Loan Agreement");

          WHEREAS, at the request of the Borrower, the Bank has agreed to modify certain provisions of the Loan Agreement relating to collateral for repayment of the loans contemplated by the Loan Agreement; and

          WHEREAS, the Borrower and the Bank have agreed to further amend the Loan Agreement as set forth herein and to enter into this Amendment to effectuate such agreement. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the meaning ascribed therein. All references to "Paragraphs" or "Sections" herein are references to paragraphs and sections of the Loan Agreement.

          NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties do hereby amend the Loan Agreement and agree as follows:


          1. Until the earlier, to occur of: (i) the delivery to the Bank of the executed copy of the "Subordinated Note", as defined in the Subordination Agreement; or (ii) payment in full of the obligations evidenced by the Subordinated Note, Section 2.05(A) (1) shall be deleted and replaced with the following Section 2.05(A) (1), which provides for increased rates of interest, effective as of the Closing; provided, however, that upon the earlier to occur of the events described in Sections (i) and (ii) above, the provisions of
Section 2.05(H) (1) as originally included in the Loan Agreement shall be deemed to have been reinstated:

          "2.05 Interest Rate and Repayment.
                ----------------------------

               (A)  Interest and principal shall be paid as follows:

                    (1) Prior to August 31, 1996 (the "Conversion Date"),
               interest on the principal balance of the Loan, from time to time outstanding, will be payable monthly commencing on February 28, 1995, at either


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               the Prime Rate in effect from time to time plus .25%, or the LIBO
               Rate in effect on the date the Bank receives written notice from the Borrower of its election to convert the interest rate to the LIBO Rate for a ninety (90) day period, plus two hundred fifty
               (250) basis points. Following the Conversion Date, interest on the principal balance of the Loan shall, subject to applicable rate increases provided for in Section 2.05 (A) (3) below, be at the Prime Rate plus .25% in effect from time to time. After maturity, (whether maturity is brought about by acceleration in the event of Default or otherwise) the interest rate shall be two hundred (200) basis points in excess of the interest rate in effect at the time of such maturity or acceleration, as the case may be."


          Except as otherwise provided, all amendments to the Loan Agreement set forth herein shall be deemed effective from and after the date of this Amendment. All references in the Loan Agreement to this "Agreement", "hereof", "herein", "hereunder" or "hereby" shall, from and after the date of this Amendment, be deemed references to the Loan Agreement as amended by this Amendment.

          In all other respects the parties hereto hereby ratify and affirm the terms and conditions of the Loan Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

THE BANK:                          THE BORROWER:

THE HUNTINGTON NATIONAL BANK       METROPOLITAN FINANCIAL CORP.


By: /s/ Charles B. Knowles, Jr.    By: /s/ David G. Lodge
   -------------------------          ---------------------------
Name: CHARLES B. KNOWLES, JR.      Name: DAVID G. LODGE
Title: Vice President              Title: President


                                        2
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                              SECOND AMENDMENT TO
                              -------------------
                                 LOAN AGREEMENT
                                 --------------

          THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of January 22, 1996, is entered into by and between METROPOLITAN FINANCIAL CORP., an Ohio Corporation (the "Borrower"), and The HUNTINGTON NATIONAL BANK (the "Bank").

                                   WITNESSETH

          WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated February 22, 1995 (the "Loan Agreement"); and

          WHEREAS, the Borrower and the Bank have agreed to amend the Loan Agreement as set forth herein and to enter into this Amendment to effectuate such agreement. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the meaning ascribed therein. All references to "Paragraphs" or "Sections" herein are references to paragraphs and sections of the Loan Agreement.

          NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties do hereby amend the Loan Agreement and agree as follows:


          "1. Section 2.2 of the Loan Agreement is hereby deleted and the following is substituted in lieu thereof:

               (A) Subject to the terms and conditions hereof, the Bank may lend the Borrower, from time to time until the Conversion Date, such sums as the Borrower may request, but which shall not exceed in the aggregate amount at any one time outstanding the amount of Five Million Dollars ($5,000,000.00). It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of Five Million Dollars ($5,000,000.00) and if, at any time, an excess shall for any reason exist, the Borrower shall repay to the Bank forthwith such amounts as may be necessary to eliminate such excess. Subject to this limitation and the limitations contained in Sections 2.02(b) and
2.03 below, the Borrower may borrow, prepay without penalty or premium, and reborrow hereunder, from the date of this Agreement to the Conversion Date, the full amount permitted hereunder. A fee equal to fifty (50) basis points of the average outstanding balance of the Loan will be payable annually commencing one
(1) year after the Closing.

               (B) Metropolitan Savings Bank of Cleveland, a wholly-owned subsidiary of the Borrower, may from time to time request one or more letters of credit from the Bank for the benefit of a customer of Metropolitan Savings Bank of Cleveland, and the



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Bank shall issue letters of credit, provided, however, that the Bank shall have no obligation to issue a letter of credit under circumstances that would cause Bank to violate any applicable law or regulation and/or to or for a beneficiary who or that is an insider or affiliate of the Borrower. In no event will any further letter of credit be issued if the outstanding amount of all Advances exceeds the amount of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) and/or if the stated amount of all outstanding letters of credit (including any payments made by the Bank under or on account of a letter of credit) would exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) . The letters of credit shall be in favor of such beneficiaries and for such purposes as Metropolitan Savings Bank of Cleveland specifies, shall have such expiration dates as the Bank and Metropolitan Savings Bank of Cleveland agree (but in no event later than February 28, 1998), and shall otherwise be in the standard form used by the Bank. The applicant for any respective letter of credit, together with the Borrower, which shall be a co-applicant for all letters of credit issued hereunder, shall be fully responsible for all obligations under letters of credit in accordance with the terms and conditions of the standard form of letter of credit used by the Bank.

               (1) In the event the Bank pays any amount under or on account of a letter of credit (the payment by the Bank under or on account of a letter of credit being herein called a "Draw"), immediately thereupon an Advance shall be deemed to have been made to the Borrower in the amount of the Draw, and such Advance shall be same as any other Advance under the Loan Agreement except that it shall be payable on demand.

               (2) All obligations and liabilities of the Borrower to the Bank under or in connection with any and all letters of credit are secured from and including the date such letters of credit are issued by all collateral assigned, pledged or otherwise granted under or in connection with this Agreement as fully as if such letters of credit were an Advance under this Agreement.

               (3) The issuance fees to be charged for the issuance of the letters of credit (including any charges due to reserve requirements) shall be in such amounts as are customarily charged by the Bank.

               (4) Metropolitan Savings Bank of Cleveland shall not be entitled to request a letter of credit if at the time of the request for such letter of credit any Event of Default shall then exist or immediately thereafter would exist. Requests by Metropolitan Savings Bank of Cleveland, and applications by the Borrower, for any letters of credit shall, each in and of itself, constitute a continuing representation and warranty by the Borrower that the representations and warranties in Article V continue to be accurate."

               In all other respects the parties hereto hereby ratify and affirm the terms and conditions of the Loan Agreement.

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


               IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


THE BANK:                          THE BORROWER:

THE HUNTINGTON NATIONAL BANK       METROPOLITAN FINANCIAL CORP.


By: /s/ Charles B. Knowles, Jr.    By: /s/ David G. Lodge
   -------------------------          ---------------------------
Name: CHARLES B. KNOWLES, JR.      Name: DAVID G. LODGE
Title: Vice President              Title: President

                               THIRD AMENDMENT TO
                                 LOAN AGREEMENT

          THIS THIRD AMENDMENT TO LOAN AGREEMENT, dated as of March 14, 1996, is entered into by and between METROPOLITAN FINANCIAL CORP., an Ohio Corporation (the "Borrower"), and The HUNTINGTON NATIONAL BANK (the "Bank") .

                                   WITNESSETH
                                   ----------

          WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated February 22, 1995 (the "Loan Agreement"); and

          WHEREAS, the Borrower and the Bank have agreed to amend the Loan Agreement as set forth herein and to enter into this Amendment to effectuate such agreement. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the meaning ascribed therein. All references to "Paragraphs" or "Sections" herein are references to paragraphs and sections of the Loan Agreement.

          NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties do hereby amend the Loan Agreement and agree as follows:


          1. The first two sentences of Section 2.02 of the Loan Agreement are hereby deleted and the following is substituted in lieu thereof:

               "(A) Subject to the terms and conditions hereof, the Bank may lend the Borrower, from time to time until the Conversion Date, such sums as the Borrower may request, but which shall not exceed in the aggregate amount at any one time outstanding the amount of Four Million Dollars ($4,000,000). It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of Four Million Dollars ($4,000,000) and if, at any time, an excess shall for any reason exist, the Borrower shall repay to the Bank forthwith such amounts as may be necessary to eliminate such excess."

          2. The references to "Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000)" in Section 2.02(B) of the Loan Agreement is hereby replaced with "Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000)." Other references to the previous Five Million Dollars ($5,000,000) maximum amount of loan availability hereunder, such as in the "Background" section on Page 1 of the Loan Agreement, shall be deemed to be superseded by this Amendment.


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          3. The first sentence of Section 6.01(H) of the Loan Agreement is hereby deleted and the following is substituted in lieu thereof:

               "(H) Metropolitan Savings Bank of Cleveland shall maintain a return on assets ("ROA") ratio as of each calendar quarter-end of at least 0.8% on a weighted average basis for the preceding three quarters, except that such ROA ratio shall be at least 0.7% for the quarters ending on March 31, 1996 and June 30, 1996; provided, however, that any assessments against Metropolitan Savings Bank of Cleveland by or for the benefit of the Savings Association Insurance Fund ("SAIF") shall be considered an extraordinary event and will not be included in the calculation of the ROA ratio for purposes of this
          Section 6.0(H)."

          4. Section 6.02(I) (1) of the Loan Agreement is hereby deleted and the following is substituted in lieu thereof:

               " (1) (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed as to timely payment of principal and interest by the full faith and credit of the United States of America;
          (ii) certificates of deposit of, or banker's acceptances (having original maturities of not more than 180 days) issued by, any depository institution or trust company and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Borrower's investment or contractual commitment to invest therein, such depository institution or trust company shall have a commercial paper credit rating, if any, and a long-term unsecured debt obligation (other than such obligations whose rating is based on the credit of a person or entity other than such institution or trust company) credit rating from a nationally recognized rating agency of a least "A-1+," or its equivalent, in the case of commercial paper, and a rating not lower than "A," or its equivalent, in the case of long-term unsecured debt obligations, or such deposits are fully insured by the FDIC;
          (iii) commercial paper (having original maturities of not more than 30 days) having, at the time of the Borrower's investment or contractual commitment to invest therein, a rating of at least "AA" or its equivalent; (iv) investments in money market funds having a rating from a nationally recognized rating agency in one of the two highest rating categories for money market funds; and (v) any other investment if the rating agency confirms in writing that such investment will not adversely affect any ratings with respect to the Notes and (b) demand deposits or time deposits in the name of the Borrower in any depository institution or

                                       2

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          trust company referred to in (a) (ii) above; (2) the present investment in any such assets held as of the date of Closing and reflected in the Financial Statements; (3) operating assets that hereafter become nonoperating assets; and (4) other instruments approved in advance in writing by the Bank;"

          In all other respects the parties hereto hereby ratify and affirm the terms and conditions of the Loan Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


THE BANK:                          THE BORROWER:

THE HUNTINGTON NATIONAL BANK       METROPOLITAN FINANCIAL CORP.


By: /s/ Charles B. Knowles, Jr.    By: /s/ David G. Lodge
   -------------------------          ---------------------------
Name: CHARLES B. KNOWLES, JR.      Name: DAVID G. LODGE
Title: Vice President              Title: President


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